Exhibit 10.2

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of [    ], 2008, by and between iStar Acquisition Corp., a Delaware corporation whose principal office is located at 1114 Avenue of the Americas, 39th Floor, New York, New York 10036 (the “Company”), and Continental Stock Transfer & Trust Company located at 17 Battery Place, New York, New York 10004 (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, as amended, File No. 333-147305 (the “Registration Statement”), for its initial public offering (the “IPO”) of units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrants”) to purchase one share of Common Stock, has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission;

WHEREAS, Banc of America Securities LLC is acting as the representative of the underwriters in the IPO;

WHEREAS, the Company has agreed to sell certain of its securities to its existing stockholders in a private placement to be effected immediately prior to the completion of the IPO (the “Private Placement”);

WHEREAS, as described in the Registration Statement, and in accordance with the Amended and Restated Certificate of Incorporation of the Company, $516,610,108 of the gross proceeds of the IPO and the sale of securities in the private placement ($588,985,108 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a Trust Account (defined below) for the benefit of the Company and the public stockholders of the Common Stock issued in the IPO.  The amount to be delivered to the Trustee will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”;

WHEREAS, the Property is being held by the Trustee for the benefit of the Public Stockholders in the event that the Company fails to consummate a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company); and

WHEREAS, pursuant to the Underwriting Agreement, dated as of [    ], 2008, by and between the Company and the underwriters, a portion of the Property equal to $17,500,000 (or $20,125,000 if the underwriters’ over-allotment option is exercised in full) is attributable to the underwriters’ discounts and commissions, which the underwriters have agreed to deposit in the Trust Account and which will be paid from the Trust Account to the underwriters upon the consummation of a Business Combination; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1.             Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a)           Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in segregated trust accounts (“Trust Account”) established by the Trustee at a branch of JPMorgan Chase Bank N.A. and at a brokerage institution selected by the Trustee;

(b)           Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)           In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in any United States “government security” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), having a maturity of 180 days or less, or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the 1940 Act;

(d)           Collect and receive, when due, all principal and income arising from the Property, which income, net of taxes, shall become part of the “Property,” as such term is used herein;

(e)           Promptly notify the Company of all communications received by it with respect to the Property;

(f)            Promptly supply any information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;

(g)           Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so; and

(h)           Render to the Company and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account.

2.             Limited Distribution and Release of Property from the Trust Account.

(a)           The Trustee shall commence liquidation of the Trust Account only after and as promptly as practicable after receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President or Chairman of the Board, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the date which is 24 months after the date of the final prospectus of the IPO (the “Last Date”), such date to be as set forth in a notice to be delivered to the Trustee not more than ten business days following the completion of the IPO, or a notice stating that the time of termination has been extended by not more than six months following the Last Date (in which case the date set forth in such notice shall be deemed to be the Last Date for all subsequent purposes of this Agreement), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and distributed to the stockholders of record on the Last Date.

(b)           If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, at the written instruction of the Company, the Trustee shall disburse to the Company by wire transfer or by check, out of the Property in the Trust Account, the amount indicated by the Company as required to pay taxes. To the extent there is not sufficient cash in the Trust Account to pay any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, the Trustee shall, from time to time at the written instruction of the Company, promptly liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer or by check, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation.

(c)           Upon written request from the Company in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company by wire transfer an amount equal to the income collected on the Property through the day immediately preceding the date of receipt of the

Company’s request; provided, however, that the maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(c) shall be $6,000,000.

(d)           No distributions from the Trust Account shall be permitted except in accordance with Sections 2(a), 2(b) and 2(c) above.

3.             Agreements and Covenants of the Company.  The Company hereby agrees and covenants to:

(a)           Give all instructions to the Trustee hereunder in writing, signed by the Company’s President or Chairman of the Board;

(b)           Hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”); provided, however, that any failure or delay of the Trustee in giving such notice shall not relieve the Company of any of its obligations hereunder except to the extent the Company is actually prejudiced thereby, but only to the extent of such prejudice.  The Trustee shall conduct and manage the defense against such Indemnified Claim, provided, that the Company may voluntarily participate in such action at its cost with its own counsel;

(c)           Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2 as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2. The Company shall pay the Trustee the initial acceptance fee and first year’s annual fee at the completion of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such sections);

(d)           In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes, verifying the vote of the Company’s stockholders regarding such Business Combination; and

(e)           Within ten business days of the closing of the IPO, the Company shall provide the Trustee with a notice setting forth the date of the final prospectus of the IPO and the Last Date.

4.             Limitations of Liability.  The Trustee shall have no responsibility or liability to:

(a)           Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party under this Agreement except for liability arising out of its own gross negligence or willful misconduct;

(b)           Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)           Change the investment of any Property, other than in compliance with Section 1(c);

(d)           Refund any depreciation in principal of any Property;

(e)           Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)            The other parties hereto or anyone else for any action taken or omitted by it in compliance with this Agreement, or any action suffered by it to be taken or omitted in compliance with this Agreement, made in good faith and in the exercise of its best judgment, except for its gross negligence or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)           Verify the correctness of the information set forth in the Registration Statement (other than information provided by the Trustee) or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h)           Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(i)            Look to any other agreement for the determination of its duties as Trustee;

(j)            Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and other activities relating to the Trust Account; and

(k)           Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 2 above.

5.             Termination.  This Agreement shall terminate as follows:

(a)           If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, upon written notice to the Company, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b)           At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 2(a) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

6.             Miscellaneous.

(a)           The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  Upon receipt of written instructions, the Trustee will confirm such instructions with an authorized individual at an authorized telephone number listed on the attached Exhibit D.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel.

(b)           This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

(c)           This Agreement may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument.  This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or other electronic copy shall be treated as an original.

(d)           This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  The parties hereto may change, waive, amend or modify any provision contained herein that may be defective or inconsistent with any other provision contained herein only upon the written consent of each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders.  Any change, waiver, amendment or modification to this Agreement that materially adversely affects the interest of the Public Stockholders shall be subject to approval by a majority of the Public Stockholders.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e)           The parties hereto consent to the non-exclusive jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(f)            Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn:  Mr. Steven Nelson, President

Fax:  (212) 616-7620

if to the Company, to:

iStar Acquisition Corp.

1114 Avenue of the Americas, 39th Floor

New York, NY 10036

Attn:  Jay Nydick, Chief Executive Officer and President

Fax:  (212) 930-9449

with a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attn:  Kathleen L. Werner

Fax:  (212) 878-8375

if to the underwriters, to:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Attn:  Equity Capital Markets

Fax:  (212) 933-2217

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn:  Samir A. Gandhi, Esq.

Fax:  (212) 839-5599

(g)           This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(h)           Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against, and waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account, including by way of set-off, and shall not be entitled to any funds in, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against, the Trust Account under any circumstance.

(i)            The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

(j)            For so long as the proceed of the IPO and/or the Private Placement are held in the Trust Account, the underwriters and the Public Stockholders shall be third party beneficiaries of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as Trustee

By:
Name:
Title:

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

EXHIBIT A

[LETTERHEAD OF THE COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn:  Steven Nelson, President

Re:          Trust Account No. 530-151804
Termination Letter

Gentlemen:

This is to advise you that the Company has entered into an agreement (“Business Agreement”) with                      (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [INSERT DATE].  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).  Defined terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Investment Management Trust Agreement between iStar Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                 , 2008 (the “Trust Agreement”).

Pursuant to Section 3(d) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of                 , which verifies the vote of the Company’s stockholders in connection with the Business Combination.  In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date (i) counsel for the Company (the “Company Counsel”) shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you written instructions (the “Instruction Letter”) with respect to the transfer of the funds held in the Trust Account, including, but not limited to, (a) funds to be delivered to any Public Stockholder that has properly exercised its conversion rights (as described in the Registration Statement), (b) pursuant to the terms of the Underwriting Agreement, dated as of [    ], 2008, between the Company and Banc of America Securities LLC, acting as representative of the underwriters, the portion of the Property attributable to the deferred underwriters’ discounts and commissions and (c) the portion of the Property to be released to the Company in connection with the consummation of a Business Combination.

You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of Company Counsel’s notification and the Instruction Letter, in accordance with the terms of the Instruction Letter.  In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or, with respect to the deferred underwriters’ discounts and commissions, to the underwriters.  Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

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In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

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EXHIBIT B

[LETTERHEAD OF THE COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn:  Frank Di Paolo, CFO

Re:          Trust Account No. 530-151804 —Termination Letter

Gentlemen:

Pursuant to Section 2(a) of the Investment Management Trust Agreement between iStar Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                 , 2008 (the “Trust Agreement”), this is to advise you that the Company has been dissolved due to the Company’s inability to effect a Business Combination within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.  Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State.  Defined terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. You will notify the Company and                          (the “Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours,

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

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EXHIBIT C

[LETTERHEAD OF THE COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn:  Steven Nelson, President

Re:          Trust Account No. 530-151804 — Distribution of Income on Property

Gentlemen:

Pursuant to Section 2(c) of the Investment Management Trust Agreement between iStar Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [    ], 2008 (the “Trust Agreement”), we are requesting for our working capital purposes that you deliver to us $                         representing income earned on the Property from            to           .  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less any fees due the Trustee pursuant to Section 3(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company’s operating account at:

Bank:
ABA #:
Account Name:
Account Number:
Reference: Distribution of Income Earned on Trust Property

Very truly yours,

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

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EXHIBIT D

AUTHORIZED INDIVIDUALS AND TELEPHONE NUMBERS

AUTHORIZED FOR TELEPHONE CALL BACK

COMPANY:          iStar Acquisition Corp.

1114 Avenue of the Americas, 39th Floor

New York, NY 10036
Attn:  Jay Nydick, Chief Executive Officer and President
Telephone:  (212) 930-9400

TRUSTEE:             Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor

New York, New York 10004

Attn:  Steven Nelson, President

Telephone:  (212) 845-3202

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SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between iStar Acquisition Corp. and
Continental Stock Transfer & Trust Company

Fee Item	Time and Method of Payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000

Transaction processing fee for disbursements to Company under Sections 2(b) and 2(c)	Deduction by Trustee from disbursement made to Company under Section2(c)	$250

Dated:	Agreed:

	Authorized Officer
	Continental Stock Transfer & Trust Co

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